	Date	September 8, 2022
File No.		1015212-291926
FingerMotion, Inc. 1460 Broadway New York, New York USA 10036

Attention: Board of Directors

Dear Sirs:

Re: FingerMotion, Inc. – Registration Statement on Form S-1

We have acted as counsel to FingerMotion, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”) dated September 8, 2022, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed resale of up to 6,822,320 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company which may be offered and sold from time to time by the selling stockholder identified in the Registration Statement. The Shares consist of (i) 5,083,190 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of a convertible promissory note issued by the Company to the selling stockholder on August 9, 2022 (the “Note”), and (ii) 1,739,120 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of a warrant issued by the Company to the selling stockholder on August 9, 2022 (the “Warrant”).

In rendering this opinion set for below, we have reviewed:

•	the Registration Statement dated September 8, 2022;
•	the Company’s Certificate of Incorporation, as amended;
•	the Company’s Bylaws, as amended;
•	certain records of the Company’s corporate proceedings, including resolutions of the directors approving the transaction described above;
•	the Note;
•	the Warrant;
•	an Officer’s Certificate executed by Martin Shen, in his capacity as the Company’s Chief Executive Officer, dated September 8, 2022; and
•	such other documents as we have deemed relevant.

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Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

•	the Conversion Shares have been duly authorized by the Company, and, when issued in accordance with the terms and conditions of the Note, such Conversion Shares will be validly issued, fully paid and non-assessable shares of the Company’s Common Stock; and
•	the Warrant Shares have been duly authorized by the Company, and, when issued in accordance with the terms and conditions of the Warrant, such Warrant Shares will be validly issued, fully paid and non-assessable share of the Company’s Common Stock.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

•	we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect; and
•	we have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the prospectus included therein entitled “Interests of Named Experts and Counsel”. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours truly,

/s/ McMillan LLP